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                                                                    EXHIBIT 23.1

                            CONSENT OF MOSS ADAM LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 24, 2006, except for Note 16 as to which is dated August 29, 2006, with respect to the consolidated financial statements of WSB Financial Group, Inc. and Subsidiary as of and for the years ended December 31, 2005 and 2004, included in Amendment No. 1 to the Registration Statement on Form S-1 and Prospectus of WSB Financial Group, Inc. for the registration of between ________ and ________ shares of common stock.

/s/ Moss Adams LLP

Everett, Washington
October 10, 2006